SEVENTH AMENDMENT TO THE QUOTA PLEDGE AGREEMENT

Among

THE BANK OF NEW YORK MELLON

as Collateral Agent for the benefit of the Secured Parties under the First Lien Intercreditor Agreement

CLOSURE SYSTEMS INTERNATIONAL B.V.

and

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS LLC
(FORMERLY CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC.)

as Grantors

and

CLOSURE SYSTEMS INTERNATIONAL (BRAZIL) SISTEMAS DE VEDAÇÃO LTDA.

as the Company

________________________

Dated as of
December _______, 2014
________________________

SEVENTH AMENDMENT TO THE QUOTA PLEDGE AGREEMENT

This Seventh Amendment to the Quota Pledge Agreement (the “Amendment”) is made as of December ____, 2014 by and among:

(a)    CLOSURE SYSTEMS INTERNATIONAL B.V., a company, duly organized and existing in accordance with the laws of the Netherlands, with its registered office at Teleportboulevard 140, 1043EJ Amsterdam, Netherlands, which is registered under registration number 342G1082 with the Chamber of Commerce, herein duly represented in accordance with its Charter Documents (together with its successors and permitted assignees, “CSI B.V.”);

(b)    CLOSURE SYSTEMS INTERNATIONAL HOLDINGS LLC., (formerly “Closure Systems International Holdings Inc.”) a limited liability company duly incorporated and existing under the laws of the State of Delaware, United States of America (“USA”), with its registered office in the State of Delaware at National Registered Agents, Inc, 160 Greentree Drive, Suite 101, Dover, DE 19904 and principal place of business at 7702 Woodland Drive, Suite 200, Indianapolis, IN A6278, USA, herein duly represented in accordance with its Charter Documents (together with its successors and permitted assignees, “CSI Holdings” and together with CSI B.V., the “Grantors”);

(c)    THE BANK OF NEW YORK MELLON, a financial institution duly organized and existing under the laws of the State of New York, with its registered office at 101 Barclay Street, 4E, New York, NY 12086, USA, enrolled with the Brazilian Taxpayers Roll of the Ministry of Finance (CNPJ/MF) under nº 09.214.177/0001-65, acting exclusively in the capacity as collateral agent of and for the benefit of the Secured Parties under the First Lien Intercreditor Agreement (together with its successors and permitted assignees in such capacity, the “Collateral Agent”); and

(d)    CLOSURE SYSTEMS INTERNATIONAL (BRAZIL) SISTEMAS DE VEDAÇÃO LTDA., a limited liability company duly organized and existing in accordance with the laws of Brazil, with its registered office in the City of Jundiaí, State of São Paulo, at Avenida Prefeito Luiz Latorre, 9.401, Gleba 02, Bairro do Retiro, Zip Code 13209-430, enrolled with the CNPJ/MF under nº 09.074.885/0001-71 (the “Company”).

WHEREAS, on January 29, 2010, the parties hereto entered into the Quota Pledge Agreement (the “Pledge Agreement”).

WHEREAS, the Pledge Agreement was amended by (i) the Amendment to the Quota Pledge Agreement dated May 4, 2010, in respect of an Amendment No. 2 and Incremental Term Loan Assumption Agreement dated May 4, 2010, (ii) the Second Amendment to the Quota Pledge Agreement dated November 16, 2010, in respect of an Amendment No. 3 and Incremental Term Loan Assumption Agreement dated September 30, 2010 and a Senior Secured Notes Indenture dated October 15, 2010, (iii) the Third Amendment to the Quota Pledge Agreement dated March 2, 2011, in respect of an Amendment No. 4 and Incremental Term Loan Assumption Agreement dated February 9, 2011 and the February 2011 Secured Notes Indenture, (iv) the Fourth Amendment to the Quota Pledge Agreement dated September 8, 2011, in respect of an Amendment No. 6 and Incremental Term Loan Assumption Agreement dated August 9, 2011 and the August 2011 Secured Notes Indenture, (v) the Fifth Amendment to the Quota Pledge Agreement dated November 7, 2012, in respect of an Amendment No. 7 and Incremental Term Loan Assumption Agreement dated September 28, 2012 and the September 2012 Secured Notes Indenture; and (vi) the Sixth Amendment to the Quota Pledge Agreement dated February 14, 2014, in respect of an Amendment No. 8 and Incremental Term Loan Assumption Agreement dated November 27, 2013 and the Loan Modification Agreement dated December 27, 2013.
WHEREAS, on December 17, 2014 the capital of the Company has been increased by R$ 16,695,000.00 (sixteen million, six hundred and ninety-five thousand Reais), corresponding to US$ 6,300,000.00 (six million and three hundred thousand Dollars of the United States of America) through the issuance of 16,695,000 (sixteen million, six hundred and ninety-five thousand) new quotas which were entirely subscribed and paid in by CSI B.V. (the “Additional Quotas”).

WHEREAS, the parties recognize and agree that the security interest created under the Pledge Agreement shall extend to the Additional Quotas.

WHEREAS, the corporate type of Closure Systems International Holdings Inc. changed into limited liability company, as as result, its name changed to “Closure Systems International Holdings LLC”.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants contained herein, the parties hereto agree as follows:

1.    Defined Terms. Capitalized terms used and not otherwise defined in this Amendment are used herein and in any notice given under this Amendment with the same meanings ascribed to such terms in the Pledge Agreement or any of its amendments. All terms defined in this Amendment shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

2.    Amendment. The parties hereto agree to amend the Pledge Agreement as follows, such amendment to be in force and effect as of the date hereof:

(a)
In view of the increase in the capital of the Company, through the issuance of 16,695,000 (sixteen million, six hundred and ninety-five thousand) new quotas, clause 2(a)(i) and (ii) of the Pledge Agreement shall be amended to read as follows:

“(i)    41,528,565 (forty one million, five hundred and twenty-eight thousand, five hundred and sixty-five) quotas, owned by the CSI B.V., as indicated in Schedule B hereto (as amended from time to time), representing on the date hereof the equivalent to R$ 41,528,565 (forty one million, five hundred and twenty-eight thousand, five hundred and sixty-five reais) and being 100% (one hundred per cent) of the capital stock of the Company less one quota (“CSI B.V. Quotas”).

(ii)    1 (one) quota, owned by the CSI Holdings, as indicated in Schedule B hereto (as amended from time to time), representing on the date hereof the equivalent to R$ 1 (one real) and being 0,00000241% (zero point zero zero zero zero zero two four one per cent) of the capital stock of the Company (“CSI Holdings Quota”, and together with the CSI B.V. Quotas, the “Quotas”).”

(b)	The parties also agree to amend and substitute Schedule B to the Pledge Agreement to read as follows:

Schedule B

DESCRIPTION OF PLEDGED QUOTAS

Name of the Company whose Quotas are pledged in favor of The Bank of New York Mellon	Number of Quotas	Corresponding Amount of the capital stock of the Company	% of Total capital stock of the Company (subject to rounding adjustments)
Closure Systems International B.V.	41,528,565	R$41,528,565.00	99,99999759%
Closure Systems International LLC.	1	R$1.00	0,00000241%

3.     Registration of this Amendment. The Grantor shall, at its own expense, no later than twenty (20) days from the execution date of this Amendment, (i) cause the signature of the parties who have signed this Amendment outside Brazil to be notarized by a public notary and consularized at the local Brazil consulate, (ii) cause this Amendment to be translated into Portuguese by a public sworn translator (tradutor público juramentado) and (iii) have this Amendment, together with its sworn translation (tradução juramentada) into Portuguese, annotated at the margin of the registration of the Pledge Agreement with the competent Registry of Deeds and Documents (Cartório de Registro de Títulos e Documentos) in Brazil, pursuant to Article 128 of Law No. 6,015 of December 31, 1973. The Grantor shall, promptly after such registration, deliver to the Collateral Agent evidence of such registration in form and substance satisfactory to the Collateral Agent. All expenses incurred in connection with such registrations shall be borne by the Grantor.

Notwithstanding the foregoing, the Collateral Agent, at its sole discretion, may decide to undertake any of the registrations, translations, filings and other formalities described herein if Grantor fails to do so, whereupon the Grantor shall reimburse the Collateral Agent promptly for any and all costs and expenses incurred by it related to such registrations, translations, filings and other formalities in accordance with the provisions of the Principal Finance Documents.

4.    Effectiveness of the Pledge Agreement. All the provisions of the Pledge Agreement not expressly amended as a result of this Amendment shall remain in full force and effect.

5.    Security Document. The Parties agree that this Amendment shall be deemed a “Security Document” for the purposes of and as defined in the First Lien Intercreditor Agreement (and for no other purpose) and that, accordingly, all rights, duties, privileges, protections and benefits of the Collateral Agent set forth in the First Lien Intercreditor Agreement are hereby incorporated by reference.

6.    Governing Law; Jurisdiction. This Amendment shall be governed by and construed and interpreted in accordance with the laws of Brazil. The parties irrevocably submit to the jurisdiction of the courts sitting in the City of São Paulo, State of São Paulo, Brazil, any action or proceeding to resolve any dispute or controversy related to or arising from this Amendment and the parties irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such courts, with the express waiver of the jurisdiction of any other court, however privileged it may be.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed in the presence of the undersigned witnesses.

CLOSURE SYSTEMS INTERNATIONAL B.V.

_____________________________ By: Title:

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS LLC.

_____________________________ By: Capacity:

CLOSURE SYSTEMS INTERNATIONAL (BRAZIL) SISTEMAS DE VEDAÇÃO LTDA.

_____________________________ By: Title:

THE BANK OF NEW YORK MELLON as Collateral Agent acting as agent of and for the benefit of the Secured Parties

_____________________________ By: Title: attorney-in-fact

WITNESSES: _________________________________ Name: ID:	_________________________________ Name: ID: